Fourth Quarter and Full Year 2014 Earnings

February 26, 2015

AEGION®

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 28, 2014 and in the Company's subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

AEGION®

Why Aegion?

Pipelines Are the Arteries for Our Way of Life


Wastewater


Oil, Gas and Mining


Water Pressure Pipes

Maintenance, rehabilitation and strengthening **BEFORE** disaster strikes

Upstream and Downstream Facilities Are Driving to Meet Growing U.S. Energy Requirements


Exploration and Extraction


Refining and Petrochemical

Maintenance, engineering and construction **TO KEEP** these assets running at peak efficiencies

Commercial and Transportation Infrastructure Drive Economic Activity


Commercial Structures


Transportation

Rehabilitation and strengthening **TO MEET** building codes, seismic needs and structural concerns from age

AEGION®

2014 Fourth Quarter and Full Year Financial Summary

Selected Financial Results – Non-GAAP from Continuing Operations

(See reconciliation to GAAP in the Appendix)

(in USD thousands, except margins and per share information)	4Q 2014	4Q 2013	% Chg.	2014	2013	% Chg.
Revenues	$ 352,181	$ 315,679	11.6%	$ 1,331,421	$ 1,091,420	21.9%
Gross Profit	83,817	70,905	18.2%	295,677	247,021	19.7%
Gross Margins	*23.8%*	*22.5%*	*130 bps*	*22.2%*	*22.6%*	*-40 bps*
Operating Income	28,773	23,865	20.6%	85,084	72,713	17.0%
Operating Margin	*8.2%*	*7.6%*	*60 bps*	*6.4%*	*6.6%*	*-20 bps*
Segment Operating Income:						
Infrastructure Solutions	15,826	8,303	90.1%	44,150	28,487	55.0%
Corrosion Protection	10,069	10,897	-7.6%	27,386	37,253	-26.5%
Energy Services	2,878	4,665	-38.3%	13,548	6,973	94.3%
Equity Earnings	--	1,256	-100%	570	5,159	-88.9%
Income from Continuing Operations (Attributable to Aegion Corporation)	$ 18,208	$ 15,491	15.8%	$ 52,202	$ 49,451	5.1%
Diluted Earnings per Share (from continuing operations)	$ 0.48	$ 0.40	20%	$ 1.37	$ 1.27	7.9%

Current and prior period results exclude discontinued operations

AEGION®

Insituform North America Continues to Improve Execution



1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Indexed to 2009
2009
2010
2011
2012
2013
2014
Crew Count
Gross Margin per Crew
Backlog
Operating Income

North America Cured-in-Place Pipe (CIPP)

- U.S Federal Stimulus in 2009 and 2010 increased North American CIPP spend to over $1 billion with a greater mix of large diameter projects as well as higher pricing
- U.S. market collapsed in 2011 post Stimulus to approximately $750 million
- In 2012, Insituform improved crew organization, invested to enhance project management and properly balanced project volume versus gross margins
- U.S. market has been stable and growing since 2012 with North American spend averaging between $825 to $900 million

AEGION

Aegion's 2014 Strategic Realignment and Restructuring Pre-Tax Charge Was $49.5 Million, or $0.95 per Diluted Share

International Water & Wastewater

Exit certain unprofitable international locations

$26.3 Million Charge

- $21.6 Million Non-Cash
  Fixed Asset Impairment: $0.5 Million
  Working Capital/Other Assets: $21.1 Million
- $ 4.6 million cash charge for employee dispensation
- Office closures, employee terminations and write-down/reserve of receivables
- Other unrecoverable assets, including goodwill and deferred tax assets

Combine Insituform and Fyfe/Fibrwrap

Enhance Fyfe/Fibrwrap outlook through greater market access while optimizing costs by leveraging Insituform's operations

$1.0 Million Cash Charge

- Office consolidation, employee terminations and sharing integrated back office resources

Right-size Bayou's Louisiana Facility

Optimize operations to meet market opportunities in a cost effective manner

$22.2 Million Non-Cash Charge

- Fixed asset and intangible impairments along with certain land lease consolidation

Cash Costs

- $5.6 million recorded in the fourth quarter
  - Sold contracting operations in Switzerland in December 2014 and France in February 2015
  - Total cash costs now $11 to $14 million from the original $15 to $18 million
  - The remaining $5 to $8 million cash costs will be recorded in 2015

Cash costs represent severance, retention and wind-down performance salaries in international CIPP and Fyfe/Fibrwrap

AEGION

Realignment Provides Tangible Financial Benefits with Increased Management Focus on Future Growth Drivers

1 Annual Cost Savings

Estimated Annual Savings, $8 to $11 million pre-tax, $0.15-$0.20 per diluted share

Fourth Quarter 2014 Savings $3.5 million pre-tax, or $0.07 per diluted share

European/Asian CIPP Operations: Majority of the savings generated by the transition from contracting activities to a third-party product sales business model in France, Switzerland, Hong Kong, India, Malaysia and Singapore

Fyfe/Fibrwrap Combination with Insituform: Take advantage of Insituform's investments in project management and integrated back office

Bayou's Louisiana Facility Reconfiguration: Optimize facility assets and logistics for future market opportunities

Non-Restructuring Corporate Realignment: Reduced corporate expenses in 2014 by greater than $2 million per year

2 Improved ROIC / Cash Liberation

Expect incremental improvement of approximately 100 basis points

Increased Profit/Cost Savings: Topline improvement accounts for about a quarter of the expected incremental increase in ROIC

Lower Invested Capital: Accounts for the remaining 75 percent due to asset and intangible impairments, a reduction in DSOs from write-down or reserves of receivables and additional DSO reduction from cash liberated in the affected markets and businesses

3 Intangible Benefits

Greater focus on growth drivers

Transparency/Visibility: Platform realignment creates opportunities to offer broader solutions to clients

Greater Focus: Management will increase focus in key areas for growth and other strategic initiatives

Cash Allocation: Liberated cash can be invested in growth enhancing new investments or acquisitions

AEGION

Fourth Quarter Intangible and Goodwill Impairment

Total Intangible and Goodwill Impairment: $52.7 Million

Corrosion Protection

Bayou	$29.7 million
CRTS	$5.7 million

Rationale:
Steep decline in crude oil prices increases pressure on near term outlook in North America and international offshore markets

Infrastructure Solutions

Fyfe/Fibrwrap	$17.3 million

Rationale:
High multiple paid in the acquisition, which was not supported by under performance since 2013 in the North American business

AEGION

2014 Year-End Backlog Reflects Growth Opportunities in 2015 and the Current Impact of Depressed Oil Prices

Change in Consolidated Backlog [1]

December 31, 2014 vs. December 31, 2013

Total backlog as of 12/31/14 was $758.0 million



$50
$25
$-
$(25)
$(50)
Reported Change in Backlog ($M)
$8
$15
$(24)
Infrastructure Solutions
Corrosion Protection
Energy Services

[1] Energy Services' backlog represents estimated 12-months' unrecognized revenues to be realized under long-term master service agreements and other signed contracts. Contracts that are up for renewal are not included in the next 12 months' backlog past the renewal date

Infrastructure Solutions: $337.5 Million

- Insituform North America backlog grew 4.8% to $254 million
- Fyfe/Fibrwrap backlog increased 16.2% to $58 million

Corrosion Protection: $176.0 Million

- Corrpro grew backlog 7.1% to $74 million
- CRTS had $28 million in backlog, primarily for a large project in Chile
- Bayou backlog doubled to $33 million supporting both the Canada and Louisiana coating facilities
- United Pipeline System backlog is down 31.8% to $39 million because of reduced North America customer spend in the upstream segment

Energy Services: $244.5 Million

- Backlog declined 8.8% due to central California upstream customers reducing capital and maintenance spend in response to depressed oil prices
- Downstream segment supported by long term agreements

AEGION

Diversification Strategy Balances Aegion's Earnings in Attractive End Markets

Diversified Sources

Aegion 2014 revenues



2% Mining
16% Downstream
19% Midstream
17% Upstream
46% Not Related to Oil & Gas

Recurring Sources

Aegion 2014 revenues



40% Project-Based
60% Recurring

- Primary area of impact from depressed oil prices
- Today, about half of this exposure will likely be realized in 2015

AEGION

Long-Term Outlook for Upstream and Midstream Pipeline Infrastructure and Facility Maintenance Remains Favorable

Near term, depressed oil prices create uncertainty in 2015:

1 North American Upstream Market

Certain customers have reduced capital and maintenance spend

2 Second Half of 2015

Assess outlook in the coming months, especially in Canada, which represents over half of Corrosion Protection 2014 profits

3 Middle East

Customers continue to reassess new upstream projects

4 Downstream and Midstream Segments

Remains favorable at the current time

AEGION

Target Greater than 10% ROIC over the Next Few Years

Consolidated Return on Invested Capital



6.4%
6.7%
9.0%
5.7%
7.4%
6.7%
7.4%
>10%
2008
2009
2010
2011
2012
2013
2014
Target

[1] ROIC = NOPAT (non-GAAP) + Equity Earnings – Non-Controlling Interest / [(Total Assets – Non-Interest Bearing Liabilities) – (Cash and Cash Equivalents)]

ROIC Drivers

- Focus on improving execution matched with market leading technologies and services in attractive markets provide opportunities for sustainable earnings growth
- DSO target of 75 days over the next few years to reduce working capital requirements
- In 2014, realized approximately 75 basis point improvement from the write-down or write-off of tangible and certain intangibles assets
- For 2015, the remaining 25 basis point improvement will come from:
  - The full realization of the annual savings of $8 to $11 million
  - Exit from several international CIPP markets that have lost money in the past few years

AEGION

Aegion Set Records for Quarterly Cash Collections and Year-End Cash Balances in 2014

Consolidated Cash Flow from Operating Activities

in USD millions



$9
$77
$86
YTD September 30, 2014
Fourth Quarter 2014
December 31, 2014

Performance Drivers in 2014

- Cash from operating activities was 165% of non-GAAP income from continuing operations
- Net working capital was a $54 million source of cash in the fourth quarter resulting a in a record for cash collections
  - Strong fourth quarter cash collections reduced DSOs from 92 days as of 9/30/14 to 82 days as of 12/31/14
- Restructuring cash costs were $5.6 million in the fourth quarter
- Expect a continued reduction in DSOs from improved billings and collections practices along with impacts from restructuring to further optimize working capital in 2015

Cash & Cash Equivalents

in USD millions

2013	9/30/14	2014
$158.0	$115.9	$175.0

Aegion Continues to Reduce Working Capital Requirements



150
125
100
75
Days Sales Outstanding (DSO)
2010
2014
2014: 10 day reduction in DSOs conserved $35 million in working capital
Dec-13: 92 days
Sep-14: 98 days
Dec-14: 82 days

AEGION

Aegion Effectively Used Cash to Enhance Operations and Return Cash to Stockholders

Source/(Uses) of Cash



in USD millions
$158
$33
$22
$11
$31
$9
$3
$86
$175
2013 Cash
CAPEX
Debt Reduction
Other Debt
Share Buybacks
Stock Exercise Proceeds
Other
Operating Cash Flow
2014 Cash

Other includes purchase of Brinderson (net of proceeds), asset sales, patent expenditures, restricted cash, purchase of non-controlling interest and other financing

2015

- Required by terms of the credit facility to pay down $26 million in debt
- Capital expenditures in $30 to $35 million range
- Financial flexibility to spend up to $20 million on share buybacks with Board authorization
- Sufficient financial capacity to fund opportunistic acquisitions to build out existing platforms

Adjusted Debt/Adjusted EBITDA

2014	Maximum
2.8x	3.5x

Per terms of the credit facility established in 2013

Free Cash Flow

In USD millions (except percentages)	2014	2013
Free Cash Flow	$ 53.0	$ 61.9
Free Cash Flow as % of Revenues	3.9%	5.7%

Free cash flow is cash flow from operating activities less CAPEX

AEGION

Infrastructure Solutions Delivered Strong Fourth Quarter Performance

Fourth Quarter: 2014 versus 2013

Revenues	Gross Margins	Operating Income
+3.9% to $145.0 million	+580 bps to 28.0%	+90.6% to $15.8 million

Performance Drivers

- Insituform North America grew operating income by more than 20% on strong execution and additional crew days in December
- Fyfe/Fibrwrap turned a profit on strong revenue growth in North America and Asia as well as margin expansion above the normal target margins in the 35% to 40% range
- Recognized approximately $3.0 million in pre-tax savings, or $0.06 per diluted share, from the exit of contracting activities in France, Switzerland, India, Hong Kong, Malaysia and Singapore, as well as the combination of Fyfe/Fibrwrap and Insituform

AEGION®

Corrosion Protection Delivered Strong Performance in the Canadian Market

Fourth Quarter: 2014 versus 2013

Revenues	Gross Margins	Operating Income
+9.9% to $127.3 million	25.4%; in line with 2013	-7.6% to $10.1 million

- Strong quarterly performance in Canada across all business lines
- CRTS nearly completed the Saudi/Aramco Wasit project and began work on a large Chilean internal girth pipe weld coating project in collaboration with United Pipeline Systems
- United Pipeline Systems expanded gross margins significantly through improved execution despite a total revenue decline compared to the fourth quarter of 2013
- Increased operating expense to support business growth
- $1.0 million for an earnout reversal recorded in the fourth quarter of 2013

AEGION

Energy Services Delivered Strong Year-Over-Year Growth Despite a Greater Mix of Lower Margin Downstream Activities

Fourth Quarter: 2014 versus 2013

Revenues	Gross Margins	Operating Income
+32.4% to $79.9 million	-380 bps to 13.7%	-38.3% to $2.9 million

- Revenues grew primarily from an increase in billable hours in the downstream refining market
- Gross margins declined as the downstream versus upstream mix was 58%/42% compared to a more typical 50%/50% split; also incurred higher costs because of several unplanned project upstream shut down days because of wet weather in Central California
- Investments made to build out critical back office services for the steep growth seen in 2014 and to expand in the Permian Basin increased operating expenses, which impacted operating income

AEGION

Aegion Recognized Nearly all of the Remaining Planned Restructuring, Impairment and Other Charges in the Fourth Quarter

Reconciliation of 2014 non-GAAP Items



Earnings from continuing operations per diluted share
$(0.88)
$0.95
$1.23
$0.02
$0.01
$0.11
$0.07
$1.37
2013 Quarter GAAP EPS
Restructuring Related Charges
Long lived Asset and Goodwill Charges
Acquisition related expense
Loss on Sale of Bayou Coatings JV
A/R Litigation Reserve
Brinderson Escrow Settlement
2014 non-GAAP EPS

- Total 2014 restructuring and impairment pre-tax charges were $102.3 million
- Total planned charges of $85 to $103 million for the strategic Restructuring and Realignment Plan announced on October 6, 2014
- Expect $5 to $8 million of cash costs in 2015

Excludes discontinued operations. See page A-3 in the appendix for a detailed summary

Non-GAAP Items

- $49.5 million pre-tax cash and non-cash charge related to the restructuring
- $52.7 million write-down of goodwill and definite-lived intangible asset impairments
- Acquisition-related expense for evaluating opportunities to enhance Infrastructure Solutions, Corrosion Protection and Energy Services platforms
- Recorded a $7.5 million pre-tax reserve for certain A/R reserves related to a long-dated receivables, some of which are currently in litigation or dispute
- Recorded a $4.5 million pre-tax settlement to release the escrow balances related to the Brinderson acquisition

AEGION

Aegion Is…







1. A **DIVERSIFIED** growth and return oriented company pursuing attractive opportunities in sustainable end markets

2. A company with robust **OPPORTUNITIES** in the U.S. upstream and downstream energy markets and an energy portfolio now **BALANCED** towards predictable and recurring revenues

3. An established global **LEADER** in water and wastewater pipeline rehabilitation with a leading technology to rehabilitate and strengthen other urban infrastructure

4. An execution driven company leveraging its scale and leading market positions for best in class **PROJECT MANAGEMENT** across the organization

AEGION

Appendix

Fourth Quarter 2014 Non-GAAP Reconciliation from Continuing Operations

(in thousands USD except for share information)

All financial data presented is from continuing operations

	As Reported (GAAP)	Restructuring & Impairment[1]	Long-Lived Asset and Goodwill Impairment[2]	Acquisition-Related Expense[3]	Reserves for Disputed and long dated A/R[4]	Brinderson Escrow Settlement[5]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 269,118	$ (754)	$ --	$ --	$ --	$ --	$ 268,364
Gross Profit	83,063	754	--	--	--	--	83,817
Operating Expenses	64,439	(6,430)	--	--	(7,465)	4,500	55,044
Goodwill Impairment	51,512	--	(51,512)	--	--	--	--
Definite-Lived Intangible Asset Impairment	1,220	--	(1,220)	--	--	--	--
Acquisition-related Charges	836	--	--	(836)	--	--	--
Restructuring Charges	687	(687)	--	--	--	--	--
Operating Income/(Loss)	(35,631)	7,871	52,732	836	7,465	(4,500)	28,773
Interest Expense	(3,250)	199	--	--	--	--	(3,051)
Interest Income/Other	(2,023)	1,495	--	--	--	--	(528)
Income/(Loss) before Taxes	(40,750)	9,565	52,732	836	7,465	(4,500)	25,348
Taxes (benefit) on Income/(Loss)	(8,057)	6,448	6,119	333	2,971	(1,656)	6,158
Income/(Loss) (attributable to Aegion Corporation)	$ (33,675)	$ 3,117	$ 46,613	$ 503	$ 4,494	$ (2,844)	$ 18,208
Diluted Earnings Per Share	**$ (0.90)**	**$ 0.08**	**$ 1.25**	**$ 0.01**	**$ 0.12**	**$ (0.08)**	**$ 0.48**

Note: See next page for footnote details

Includes non-controlling interests and equity in earnings of affiliated companies.

AEGION®

Fourth Quarter 2014 Non-GAAP Reconciliation Footnotes

(In thousands USD)

[1] Restructuring & Impairments: (i) pre-tax restructuring and impairment related charges for cost of revenues of $754 related to impairment of fixed assets, inventory obsolescence and write-off of certain other assets (non-GAAP), and (ii) operating expenses of $6,430 related to bad debt expenses, impairment of fixed assets, write-off of certain other assets and accrued expenses, and other restructuring charges (non-GAAP). Also includes pre-tax restructuring charges of $687 related to severance and benefit-related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations (GAAP).

[2] Long-lived Asset and Goodwill Impairment: Includes pre-tax charges recorded in the fourth quarter of 2014 for (i) goodwill impairment totaling $51,512 for the following reporting units: $29,735 for Bayou, $16,069 for Fyfe and $5,708 for CRTS; and (ii) definite-lived intangible asset impairment totaling $1,220 for Fyfe Latin America (non-GAAP).

[3] Acquisition-Related Expenses: Includes expenses incurred in connection with acquisition activity pursued by the Company during the period (non-GAAP).

[4] Reserves for Disputed Accounts Receivable: Includes reserves for accounts receivable related to long-dated receivables, some of which are currently in litigation or dispute, within the Infrastructure Solutions segment (non-GAAP).

[5] Brinderson Escrow Settlement: Represents proceeds received in connection with the settlement of escrow claims related to the purchase of Brinderson. The total amount of the proceeds was $5,500, of which $1,000 relates to working capital and was recorded as a purchase price adjustment and the remaining $4,500 was recorded in the Consolidated Statements of Operations (non-GAAP).

Fourth Quarter Non-GAAP Reconciliation for Infrastructure Solutions

(in thousands USD)

	Quarter Ended December 31, 2014			Quarter Ended December 31, 2013		
	As Reported (GAAP)	Adjustments [1,2]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 144,994	$ --	$ 144,994	$ 139,551	$ --	$ 139,551
Cost of Revenue	105,175	(754)	104,421	108,531	--	108,531
Gross Profit	39,819	754	40,573	31,020	--	31,020
Operating Expenses	38,642	(13,895)	24,747	23,004	--	23,004
Goodwill Impairment	16,069	(16,069)	--	--	--	--
Definite-Lived Intangible Asset Impairment	1,220	(1,220)	--	--	--	--
Earnout Reversal	--	--	--	(287)	--	(287)
Acquisition-related Charges	--	--	--	--	--	--
Restructuring Charges	687	(687)	--	--	--	--
Operating Income/(Loss)	$ (16,799)	$ 32,625	$ 15,826	$ 8,303	$ --	$ 8,303

[1] Includes pre-tax restructuring and impairment related charges of $3,279, which are associated with inventory obsolescence and the write-down of long-lived assets; and $11,370 is related to bad debt expense, write-off of certain other assets and accrued expenses (non-GAAP).

[2] Includes pre-tax goodwill impairment and definite-lived intangible asset impairment charges for the Fyfe operations of $16,069 and $1,220, respectively (non-GAAP).

AEGION

Fourth Quarter Non-GAAP Reconciliation for Corrosion Protection

(in thousands USD)

	Quarter Ended December 31, 2014			Quarter Ended December 31, 2013		
	As Reported (GAAP)	Adjustments [1,2]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 127,320	$ --	$ 127,320	$ 115,843	$ --	$ 115,843
Cost of Revenue	95,033	$ --	95,033	86,488	--	86,488
Gross Profit	32,287	--	32,287	29,355	--	29,355
Operating Expenses	22,218	--	22,218	19,502	--	19,502
Goodwill Impairment	35,443	(35,443)	--	--	--	--
Definite-Lived Intangible Asset Impairment	--	--	--	--	--	--
Earnout Reversal	--	--	--	(1,044)	--	(1,044)
Acquisition-related Charges	522	(522)	--	--	--	--
Restructuring Charges	--	--	--	--	--	--
Operating Income/(Loss)	$ (25,896)	$ 35,965	$ 10,069	$ 10,897	$ --	$ 10,897

[1] Includes pre-tax goodwill impairment charges for Bayou and CRTS operations of $29,735 and $5,708, respectively (non-GAAP).

[2] Includes expenses incurred in conjunction with acquisition activity pursued by the Company during the period (non-GAAP).

AEGION

Fourth Quarter Non-GAAP Reconciliation for Energy Services

(in thousands USD)

	Quarter Ended December 31, 2014			Quarter Ended December 31, 2013		
	As Reported (GAAP)	Adjustments [1,2]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 79,867	$ --	$ 79,867	$ 60,285	$ --	$ 60,285
Cost of Revenue	68,910	--	68,910	49,755	--	49,755
Gross Profit	10,957	--	10,957	10,530	--	10,530
Operating Expenses	3,579	4,500	8,079	5,865	--	5,865
Goodwill Impairment	--	--	--	--	--	--
Definite-Lived Intangible Asset Impairment	--	--	--	--	--	--
Earnout Reversal	--	--	--	--	--	--
Acquisition-related Charges	314	(314)	--	1,656	(1,656)	--
Restructuring Charges	--	--	--	--	--	--
Operating Income/(Loss)	$ 7,064	$ (4,186)	$ 2,878	$ 3,009	$ 1,656	$ 4,665

[1] Includes amounts received in connection with the settlement of escrow claims related to the acquisition of Brinderson, L.P. (non-GAAP).

[2] Includes expenses incurred in conjunction with the acquisition of Brinderson, L.P. on July 1, 2013 and other acquisition activity pursued by the Company during the year (non-GAAP).

AEGION

2014 Non-GAAP Reconciliation from Continuing Operations

(in thousands USD except for share information)

All financial data presented is from continuing operations

	As Reported (GAAP)	Restructuring & Impairment[1]	Long-Lived Asset and Goodwill Impairment[2]	Acquisition-Related Expense[3]	Loss on Sale of Bayou Coating[4]	Reserves for Disputed and Long Dated A/R[5]	Brinderson Escrow Settlement[6]	As Adjusted (Non-GAAP)
Cost of Revenues	$1,051,438	$ (15,694)	$ --	$ --	$ - -	$ --	$ --	$ 1,035,774
Gross Profit	279,983	15,694	--	--	--	--	--	295,677
Operating Expenses	234,105	(20,547)	--	--	--	(7,465)	4,500	210,593
Goodwill Impairment	51,512	--	(51,512)	--	--	--	--	--
Definite-Lived Intangible Asset Impairment	12,116	(10,896)	(1,220)	--	--	--	--	--
Acquisition-related Charges	1,375	--	--	(1,357)	--	--	--	--
Restructuring Charges	687	(687)	--	--	--	--	--	--
Operating Income/(Loss)	(19,812)	47,824	52,732	1,357	--	7,465	(4,500)	85,084
Interest Expense	(12,943)	199	--	--	--	--	--	(12,744)
Interest Income/Other	(3,853)	1,495	--	--	472	--	--	(1,886)
Income/(Loss) before Taxes	(35,975)	49,518	52,732	1,357	472	7,465	(4,500)	71,087
Taxes (Benefit) on Income/(Loss)	(3,840)	13,365	6,119	547	194	2,971	(1,656)	17,700
Income/(Loss) (attributable to Aegion Corporation)	$ (33,320)	$ 36,153	$ 46,613	$ 828	278	$ 4,494	$ (2,844)	$ 52,202
Diluted Earnings Per Share	**$ (0.88)**	**$ 0.95**	**$ 1.23**	**$ 0.02**	**$ 0.01**	**$ 0.11**	**$ (0.07)**	**$ 1.37**

Note: See next page for footnote details
Includes non-controlling interests and equity in earnings of affiliated companies.

AEGION®

2014 Non-GAAP Reconciliation Footnotes

(In thousands USD)

[1] Restructuring & Impairments: (i) pre-tax restructuring and impairment related charges for cost of revenues of $15,694 associated with the write-down of long-lived assets, impairment of fixed assets, inventory obsolescence and write-off of certain other assets; (ii) operating expenses of $20,547 write-down of long-lived assets, bad debt expenses, impairment of fixed assets, write-off of certain other assets and accrued expenses, and other restructuring charges (non-GAAP); and (iii) impairment of definite-lived intangible assets of $10,896 related to Bayou's reporting unit (non-GAAP). Also includes pre-tax restructuring charges of $687 related to severance and benefit related costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations (GAAP).

[2] Long-lived Asset and Goodwill Impairment: Includes pre-tax charges recorded in the fourth quarter of 2014 for (i) goodwill impairment totaling $51,512 for the following reporting units: $29,735 for Bayou, $16,069 for Fyfe and $5,708 for CRTS; and (ii) definite-lived intangible asset impairment totaling $1,220 for Fyfe Latin America (non-GAAP).

[3] Acquisition-related Expenses: Includes expenses incurred in connection with ongoing matters related to the 2012 acquisition of Fyfe Group LLC's Asian operations (Fyfe Asia), the 2013 acquisition of Brinderson, L.P. and other acquisition activity pursued by the Company during the year (non-GAAP).

[4] Represents a loss on the sale of the Company's 49 percent interest in Bayou Coating, L.L.C. The difference between the Company's recorded gross equity in earnings of affiliated companies of approximately $1.2 million and the final equity distribution settlement of $0.7 million resulted in a loss of approximately $0.5 million that is recorded in "Other income (expense)" on the Consolidated Statements of Operations (non-GAAP).

[5] Reserves for Disputed Accounts Receivable: Includes reserves for accounts receivable related to long-dated receivables, some of which are currently in litigation or dispute, within the Infrastructure Solutions segment (non-GAAP).

[6] Brinderson Escrow Settlement: Represents proceeds received in connection with the settlement of escrow claims related to the purchase of Brinderson. The total amount of the proceeds was $5,500, of which $1,000 relates to working capital and was recorded as a purchase price adjustment and the remaining $4,500 was recorded in the Consolidated Statements of Operations (non-GAAP).

Full Year Non-GAAP Reconciliation for Infrastructure Solutions

(in thousands USD)

	Years Ended December 31, 2014			Years Ended December 31, 2013		
	As Reported (GAAP)	Adjustments [1,2]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 567,295	$ --	$ 567,295	$ 529,301	$ --	$ 529,301
Cost of Revenue	431,222	(4,348)	426,974	409,843	--	409,843
Gross Profit	135,883	4,348	140,231	119,458	--	119,458
Operating Expenses	124,101	(28,020)	96,081	91,258	--	91,258
Goodwill Impairment	16,069	(16,069)	--	--	--	--
Definite-Lived Intangible Asset Impairment	1,220	(1,220)	--	--	--	--
Earnout Reversal	--	--	--	(287)	--	(287)
Acquisition-related Charges	--	--	--	--	--	--
Restructuring Charges	687	(687)	--	--	--	--
Operating Income/(Loss)	$ (6,194)	$ 50,344	$ 44,150	$ 28,487	$ --	$ 28,487

[1] Includes pre-tax restructuring and impairment related charges of $3,279, which are associated with inventory obsolescence and the write-down of long-lived assets; and $29,089 is related to bad debt expenses, write-off of certain other assets and accrued expenses (non-GAAP).

[2] Includes pre-tax goodwill impairment and definite-lived intangible asset impairment charges for the Fyfe operations of $16,069 and $1,220, respectively (non-GAAP).

AEGION

Full Year Non-GAAP Reconciliation for Corrosion Protection

(in thousands USD)

	Years Ended December 31, 2014			Years Ended December 31, 2013		
	As Reported (GAAP)	Adjustments [1,2,3]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 458,409	$ --	$ 458,409	$ 453,886	$ --	$ 453,886
Cost of Revenue	359,105	(11,338)	347,767	345,351	$ --	345,351
Gross Profit	99,304	11,338	110,642	108,535	--	108,535
Operating Expenses	83,256	--	83,256	75,170	--	75,170
Goodwill Impairment	35,443	(35,443)	--	--	--	--
Definite-Lived Intangible Asset Impairment	10,896	(10,896)	--	--	--	--
Earnout Reversal	--	--	--	(3,888)	--	(3,888)
Acquisition-related Charges	719	(719)	--	--	--	--
Restructuring Charges	--	--	--	--	--	--
Operating Income/(Loss)	$ (31,010)	$ 58,396	$ 27,386	$ 37,253	$ --	$ 37,253

[1] Includes pre-tax restructuring and impairment-related charges for Bayou's operations of $11,338 for the write-down of long-lived assets and $10,896 related to the write-off of defined-lived intangible assets (non-GAAP).

[2] Includes pre-tax restructuring and impairment charges for Bayou and CRTS operations of $29,735 and $5,708, respectively (non-GAAP).

[3] Includes expenses incurred in conjunction with acquisition activity pursued by the Company during the period (non-GAAP).

AEGION

Full Year Non-GAAP Reconciliation for Energy Services

(in thousands USD)

	Years Ended December 31, 2014			Years Ended December 31, 2013		
	As Reported (GAAP)	Adjustments [1,2]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 305,807	$ --	$ 305,807	$ 108,233	$ --	$ 108,233
Cost of Revenue	261,011	--	261,011	89,205	--	89,205
Gross Profit	44,796	--	44,796	19,028	--	19,028
Operating Expenses	26,748	4,500	31,248	12,055	--	12,055
Goodwill Impairment	--	--	--	--	--	--
Definite-Lived Intangible Asset Impairment	--	--	--	--	--	--
Earnout Reversal	--	--	--	--	--	--
Acquisition-related Charges	656	(656)	--	5,831	(5,831)	--
Restructuring Charges	--	--	--	--	--	--
Operating Income/(Loss)	$ 17,392	$ (3,844)	$ 13,548	$ 1,142	$ 5,831	$ 6,973

[1] Includes amounts received in connection with the settlement of escrow claims related to the acquisition of Brinderson, L.P. (non-GAAP).

[2] Includes expenses incurred in conjunction with the acquisition of Brinderson, L.P. on July 1, 2013 and other acquisition activity pursued by the Company during the year (non-GAAP).

AEGION

2013 Fourth Quarter Non-GAAP Reconciliation from Continuing Operations

(in thousands USD except for share information)

All financial data presented is from continuing operations

	As Reported (GAAP)	Acquisition-Related Expenses[1]	As Adjusted (Non-GAAP)
Operating Expenses	$ 50,027	$ (1,656)	$ 48,371
Operating Income	22,209	1,656	23,865
Income before Taxes	17,643	1,656	19,299
Taxes on Income	4,169	659	4,828
Income (attributable to Aegion Corporation)	**$ 14,494**	**$ 997**	**$ 15,491**
Diluted Earnings Per Share	**$ 0.37**	**$ 0.03**	**$ 0.40**

[1] Includes expenses incurred in conjunction with the acquisition of Brinderson, L.P. in July 2013 and other acquisition activity pursued by the Company during the quarter (non-GAAP).

Includes non-controlling interests and equity in earnings of affiliated companies.

AEGION

2013 Non-GAAP Reconciliation of Non-GAAP Items in Statement of Operations

(in thousands USD except for share information)

All financial data presented is from continuing operations

	As Reported (GAAP)	Acquisition-Related Expenses[1]	Credit Facility Fees[2]	Joint Venture/ Divestiture Activities[3,4]	As Adjusted (Non-GAAP)
Operating Expenses	$ 184,314	$ (5,831)	$ --	$ --	$ 178,483
Operating Income	66,882	5,831			72,713
Interest Expense, Net	(13,169)	--	1,964	--	(11,205)
Other	4,964			(8,688)	(3,724)
Income before taxes	59,002	5,831	1,964	(8,688)	58,109
Taxes on Income (tax benefit)	12,154	2,321	782	(2,635)	12,622
Income (attributable to Aegion Corporation)	50,812	3,510	1,182	(6,053)	49,451
Diluted EPS	**$ 1.30**	**$ 0.09**	**$ 0.03**	**$ (0.15)**	**$ 1.27**

[1] Includes expenses incurred in conjunction with the acquisition of Brinderson, L.P. in July 2013 and other acquisition activity pursued by the Company during the year (non-GAAP).

[2] Includes certain out-of-pocket expenses and acceleration of certain unamortized fees associated with the refinancing of the Company's credit facility as part of the Brinderson acquisition (non-GAAP).

[3] Includes a gain on the sale of the Company's 50 percent interest in Insituform Rohrsanierungstechniken GmbH. The sale price was €14.0 million, approximately $18.3 million. The sale resulted in a gain on the sale of approximately $11.3 million (net of $0.5 million of transaction expenses) (non-GAAP).

[4] Includes a non-cash write down of the Company's investment in Bayou Coating, LLC. The Company recognized a non-cash charge of $2.7 million ($1.8 million post-tax) related to the goodwill allocated to the joint venture as part of the purchase price accounting associated with the 2009 acquisition of The Bayou Companies, LLC. The non-cash charge represented the Company's then current estimate of the difference between the carrying value of the investment on the balance sheet and the amount the Company would receive in connection with the exercise (non-GAAP).

Includes non-controlling interests and equity in earnings of affiliated companies.

AEGION